UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 13, 2024

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23382 Mill Creek Drive, Suite 125, Laguna Niguel, California 92653

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In December 2021, Summit Healthcare REIT, Inc. (“Summit”) formed Summit Georgia Holdings LLC (“Summit Georgia”) and acquired the underlying eight properties located in Georgia (the “GA8 Properties”), subject to a $91.0 million non-recourse first priority mortgage loan with CIBC Bank, USA, (“CIBC”) collateralized by those properties, a $20.0 million non-recourse subordinated term loan with Oxford Financing LLC (“Oxford”) collateralized by those properties and a $12.75 million mezzanine loan with Oxford secured by the equity interests of Summit Georgia.

As previously disclosed, we have been out of compliance with respect to our debt covenants for our GA8 Properties since the first quarter of 2023 due to the tenant’s EBITDAR default. Then, in October, November and December 2023, Summit made reduced interest payments for the mezzanine loan, with Oxford agreeing to defer the unpaid portion of our interest payments until we could confirm a plan of action. Additionally, in January 2024, we made a reduced interest payment for the Oxford subordinated term loan and then deferred the full interest payments for February and March 2024.

On March 13, 2024, we received a notice of default, dated March 12, 2024, from Oxford for the mezzanine loan primarily from our continuing failure to pay the full and timely interest payments due on the loan from December 2023 to March 2024. As a result of the default, Oxford exercised certain rights under the mezzanine loan agreement, such as, among other things, their right to act as attorney-in-fact of Summit Georgia and appointed an independent manager over the GA8 Properties, thereby removing Summit as the manager, and their right to exercise any voting rights and to receive any distributions with respect to such properties. The Oxford notice of default also constitutes an event of default under the GA8 Properties subordinated term loan with Oxford and the mortgage loan with CIBC. All interest and principal payments to CIBC have been made timely.

We are currently analyzing these events and any impact on our continued consolidation of Summit Georgia and the underlying GA8 Properties. As of the date hereof, we remain the owner of the real estate properties for the GA8 Properties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Sharyn I. Grant
Name:	Sharyn I. Grant
Title:	Chief Financial Officer

Dated: April 10, 2024